UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2026
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Vir Biotechnology, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39083	81-2730369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Owens Street, Suite 900
San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (415) 906-4324
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VIR	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
Vir Biotechnology, Inc. (the Company) is holding a virtual investor conference call at 5:30 a.m. PT / 8:30 a.m. ET on November 9, 2026, to discuss the topline results from the pivotal Phase 3 ECLIPSE 1 clinical trial evaluating monthly subcutaneous administration of the combination regimen of elebsiran, an investigational small interfering RNA (siRNA), and tobevibart, an investigational monoclonal antibody, in adults with chronic hepatitis delta (CHD) (such results, the ECLIPSE 1 TLR), as well as expanded data and an exploratory analysis from the Phase 2 SOLSTICE study evaluating the combination regimen and tobevibart monotherapy in adults with CHD (such data and analysis, the SOLSTICE Update). A live webcast of the virtual investor event will be made available on https://investors.vir.bio and will be archived there for 30 days.
The information in this Item 7.01 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
ECLIPSE 1 TLR
Certain data from the ongoing Phase 3 ECLIPSE 1 clinical trial, including the ECLIPSE 1 TLR, were presented in an oral session at the American Association for the Study of Liver Diseases (AASLD) The Liver Meeting®, in Denver, Colorado on November 8, 2026.
ECLIPSE 1 enrolled a total of 124 patients, randomized 2:1, to receive monthly subcutaneous elebsiran and tobevibart or delayed treatment, with the delayed treatment group initiating therapy at Week 12. The trial enrolled a broad and diverse CHD population across multiple countries and included patients with advanced disease.
The trial’s primary endpoint was met, with a 44% response rate in patients receiving elebsiran and tobevibart achieving undetectable virus as defined by hepatitis delta virus (HDV) RNA target not detected (TND) plus alanine aminotransferase (ALT) normalization at Week 48, compared with 0% in the delayed treatment group at Week 12 (p<0.0001).
The trial also met its key secondary endpoint, with a 79% response rate in patients achieving undetectable virus at Week 48 versus 0% in the delayed treatment group. Undetectable virus was observed across patients regardless of cirrhosis status, with HDV RNA TND achieved in 85% of cirrhotic patients (n=46) and 73% of non-cirrhotic patients (n=37). Topline data are summarized in the below table, “Phase 3 Efficacy Endpoints.”
The regimen was well-tolerated with a favorable safety profile. There was one Grade 3 treatment-related adverse event (TRAE; neutrophil count decrease, which resolved in 15 days) and no treatment interruptions or discontinuations. Most TRAEs were mild to moderate and transient. The most common TRAE was flu-like symptoms, which predominantly occurred at first dose with the majority resolved within 24 to 48 hours.
Phase 3 Efficacy Endpoints

Endpoint	Week 48	Week 12
	Elebsiran + Tobevibart once every four weeks (Q4W) (N=83)	Delayed Treatment Arm (N=41)
Primary Endpoint Undetectable virus (HDV RNA TND) + ALT normalization P-value	44% <0.0001	0% <0.0001
Key Secondary Endpoint Undetectable virus (HDV RNA TND) P-value	79% <0.0001	0% <0.0001
Virologic Response HDV RNA TND or HDV RNA ≥2 log10 reduction	100%	0%
ALT Normalization	53%	5%
HBV Surface Antigen (HBsAg) <10 IU/mL (Exploratory)	95%	0%
SOLTICE Update – Expanded Week 96 Data
Certain data from the ongoing Phase 2 SOLSTICE study, which includes portions of the SOLSTICE Update, were presented in a late-breaking oral session at AASLD in Denver, Colorado on November 8, 2026.

Additional Week 96 data from the Phase 2 SOLSTICE trial show that treatment with elebsiran and tobevibart drove rapid HDV RNA suppression, with 100% (28/28) of patients who completed Week 96 of combination therapy reaching undetectable viremia.
Deep virologic response to undetectable levels was accompanied by encouraging findings across measures of liver health. Among patients with paired liver stiffness measurements, 89% (24/27) had improved or stable liver stiffness at Week 96. Liver stiffness is a noninvasive measure associated with liver inflammation and fibrosis, and its improvement or stabilization alongside sustained HDV RNA suppression provides additional insight into the potential impact of treatment on the underlying liver disease.
With extended follow-up, the regimen continued to be generally well-tolerated. Adverse events were mild to moderate with no study drug-related discontinuations or serious adverse events.
SOLSTICE Update – Exploratory Analysis of Finite Treatment
Beyond the expanded SOLSTICE data presented at AASLD, new and early exploratory analyses, which includes portions of the SOLSTICE Update, suggest curative potential of the regimen. The SOLSTICE trial design allows for exploration of the durability of profound viral suppression following treatment discontinuation. Patients who achieve and maintain undetectable virus for at least 96 weeks are eligible to discontinue elebsiran and tobevibart treatment and are followed to assess for sustained viral response (SVR). SVRx is defined at the number of weeks (x) after last dose.
Ten patients, 7 of whom are cirrhotic, chose to discontinue treatment, with follow-up assessment ranging from 12 to 48 weeks as of the data cutoff. All 10 patients achieved SVR12. Among those reaching later follow-up timepoints, 7 achieved SVR24 and 1 achieved SVR48. All 10 patients maintained stable ALT levels following treatment discontinuation with no viral rebound or ALT flares observed in any of the patients. All 10 patients are continuing follow-up to later time points.
Considerations and Limitations of the Finite Treatment Data
The SOLSTICE data described in this Current Report on Form 8-K are preliminary and represent an interim snapshot of the first 10 patients who meet protocol-specified eligibility criteria and consent to treatment discontinuation. The finite treatment analysis is exploratory and is based on interim data that have not undergone a formal data cut. Accordingly, the participants and outcomes presented may not be representative of the broader SOLSTICE study population or of results that may be observed with additional participants or longer follow-up. Follow-up remains ongoing and incomplete, including with respect to potential delayed hepatic flares following treatment discontinuation, and safety data have not been fully assessed. The data remain subject to ongoing data review, cleaning and analysis and may change as the study continues. These data should not be interpreted as a complete assessment of the safety or efficacy of the investigational regimen or as establishing a sustained treatment-free response or cure.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date:	November 9, 2026	By:	/s/ Marianne De Backer
Marianne De Backer, M.Sc., Ph.D., MBA President and Chief Executive Officer